                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             THE WISER OIL COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

    ---------------------------------------------------------------------------

Notes:

                              [LOGO APPEARS HERE]

THE WISER OIL COMPANY
8115 Preston Road, Suite 400
Dallas, Texas 75225


March 31, 1995


Dear Shareholder:

     Your Board of Directors joins me in extending an invitation to attend the 1995 Annual Meeting of Shareholders which will be held on Monday, May 15, 1995 at 4:00 p.m., at the Park City Club, 5956 Sherry Lane, 17th Floor, Dallas, Texas 75225. The meeting will start promptly at 4:00 p.m.

     We sincerely hope you will be able to attend and participate in the meeting. We will report on the Company's progress and respond to questions you may have about the Company's business. There will also be important items which are required to be acted upon by shareholders.

     Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.

                                              Sincerely yours,

                                              /s/ ANDREW J. SHOUP, JR.
                                              ------------------------
                                              ANDREW J. SHOUP, JR.
                                              President and Chief
                                              Executive Officer

                             THE WISER OIL COMPANY
                                 DALLAS, TEXAS

                NOTICE OF ANNUAL MEETING TO BE HELD MAY 15, 1995


To The Stockholders:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of The Wiser Oil Company (the "Company") will be held at the Park City Club, 5956 Sherry Lane, 17th Floor, Dallas, Texas, on May 15, 1995, at 4:00 p.m., Central Daylight Savings Time, for the purpose of considering and acting upon the following:

      (1) Election of Directors: The election of three Directors each to serve for a three-year term expiring in 1998; and

      (2) To approve an amendment to the 1991 Stock Incentive Plan to increase the number of shares of the Company's common stock, par value $3.00 per share, that may be offered pursuant to the Stock Incentive Plan from 240,000 to 600,000 shares and to extend the duration of the Plan.

      (3) Other business: Such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Only stockholders of record at the close of business on March 29, 1995, will be entitled to notice of, and to vote at, the Annual Meeting.

    The Annual Report to Stockholders for the year ended December 31, 1994, in which financial statements of the Company are included, was mailed with this Proxy Statement to each stockholder of record at the close of business on March 29, 1995.

    You are urged to sign, date and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.


                                      By Order of the Board of Directors,

                                           /s/ Lawrence J. Finn

                                              Lawrence J. Finn
                                            Assistant Secretary


Dallas, Texas
March 31, 1995

                             THE WISER OIL COMPANY
                          8115 PRESTON ROAD, SUITE 400
                              DALLAS, TEXAS  75225

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 1995

                              GENERAL INFORMATION


    The accompanying proxy is solicited by the Board of Directors (the "Board of Directors") of The Wiser Oil Company (the "Company") in connection with its Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, May 15, 1995, and any adjournment thereof. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is April 10, 1995.

    If the accompanying proxy is duly executed and returned, the shares of Common Stock of the Company represented thereby will be voted in accordance with the Board of Directors' recommendations herein set forth and, where a specification is made by the stockholder as provided therein, will be voted in accordance with such specification. A proxy may be revoked by the person executing it at any time before it has been exercised, but the revocation of the proxy will not be effective until notice thereof has been given to Lawrence J. Finn, Assistant Secretary of the Company. If a stockholder attends the Annual Meeting, the stockholder may revoke the proxy and vote in person.

    As of March 29, 1995, 8,939,368 shares of Common Stock of the Company were outstanding. Such Common Stock constitutes the only class of voting securities of the Company. Only stockholders of record as of the close of business on March 29, 1995, are entitled to receive notice of, and to vote at, the Annual Meeting. Such holders are entitled to one vote for each share so held.

    Holders of Common Stock of the Company do not have cumulative voting rights with respect to the election of Directors.

                             ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of nine Directors, of which three are to be elected at the Annual Meeting to serve for three-year terms. The Board of Directors has nominated A. W. Schenck, III, Ronald A. Lenser, Jon
L. Mosle, Jr. for election to the Board to serve until the Annual Meeting in 1998, and until their successors are duly elected and qualified. Each is a current member of the Board whose term ends at the meeting.

    Unless authority to do so is withheld, it is intended that the proxies solicited by the Board of Directors will be voted for the nominees named. If any of the nominees becomes unable to serve or for good cause will not serve, the persons named as proxies in the accompanying proxy intend to vote for such substitute nominees as the Board may propose, unless the Board adopts a resolution reducing the number of Directors.

    Set forth below is certain information as of March 1, 1995, concerning the three nominees for election at the Annual Meeting and the six Directors of the Company whose terms will continue after the meeting, including information with respect to the principal occupation or employment of each nominee or Director during the past five years. Except as otherwise shown, each of the nominees and Directors has held the positions shown for at least the past five years.

    NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERM EXPIRING IN 1998


                                                 DIRECTOR                            PRINCIPAL OCCUPATION
NAME                                              SINCE    AGE                       AND OTHER DIRECTORSHIPS
- ----                                             --------  ---                       -----------------------


A. W. Schenck, III                                 1986     51   Executive Vice President of PNC Bank Corp. since March 1993; Vice
                                                                 Chairman, Pittsburgh National Bank 1990 through February 1993;
                                                                 Executive Vice President, Pittsburgh National Bank 1985-1989;
                                                                 Director of Pittsburgh National Bank since January 1990 and
                                                                 Director of Visa, U.S.A. since August 1990.

Ronald A. Lenser                                   1986     62   President of R. A. Lenser & Associates, Inc., a consulting petroleum engineering company, Houston, Texas.

Jon L. Mosle, Jr.                                  1994     65   Self Employed Consultant, Investor since 1993; Director Private
                                                                 Capitol-Ameritrust 1984-1993; Director of Aquila Gas Pipeline
                                                                 Corporation, Southwest Securities, Inc., Trust Company of Texas
                                                                 and First National Bank of Park Cities.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1997

                                                 DIRECTOR                            PRINCIPAL OCCUPATION
NAME                                              SINCE    AGE                       AND OTHER DIRECTORSHIPS
- ----                                             --------  ---                       -----------------------


John C. Wright                                     1960     69   Chairman of the Board since April 24, 1991; President and Chief
                                                                 Executive Officer of the Company 1960 through July 1, 1991.

Howard G. Hamilton                                 1974     62   Owner and operator of Palm Pavilion, a recreational facility in
                                                                 Clearwater, Florida.

C. Frayer Kimball, III                             1972     60   Owner and Vice President of Petroleum Engineers, Inc., Lafayette,
                                                                 Louisiana, a consulting engineering firm; Owner and Vice President of Triumph Energy, Inc., a producer of oil and gas.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1996

                                                 DIRECTOR                            PRINCIPAL OCCUPATION
NAME                                              SINCE    AGE                       AND OTHER DIRECTORSHIPS
- ----                                             --------  ---                       -----------------------

John W. Cushing, III                               1986     61   President of Petroleum Services, Inc., a geologic consulting firm;
                                                                 Vice President of Hydrocarbon Well Logging, Inc., a well service and engineering company, Parkersburg, West Virginia.

P. D. Neuenschwander                               1964     69   Independent oil and gas consultant in Wyoming.

Andrew J. Shoup, Jr.                               1991     59   President and Director of the Company since July 1, 1991;
                                                                 Consultant to Pacific Enterprises Oil Company (USA), an oil and
                                                                 gas exploration and production company, September 1990-June 1991;
                                                                 President and Chief Operating Officer of Pacific Enterprises Oil
                                                                 Company (USA), January 1989-September 1990; Chairman and Chief
                                                                 Executive Officer of Sabine Corporation, an oil and gas
                                                                 exploration and production company, June 1986-January 1989.


REQUIRED AFFIRMATIVE VOTE AND VOTING PROCEDURES

    The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, are necessary to constitute a quorum at the Annual Meeting. In accordance with the Company's by-laws and Delaware law, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, up to the number of Directors to be elected, will be elected as Directors of the Company. Thus, any abstentions or non-votes will have no effect on the election of Directors.

BOARD OF DIRECTORS AND ITS COMMITTEES

      The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. The Audit Committee consists of Messrs. Wright, Cushing, Lenser and Mosle. The Audit Committee reviews the reports and recommendations of the Company's independent auditors as well as the scope of their review and their compensation, and also meets with representatives of management as appropriate. During 1994, the Audit Committee held two meetings. The Compensation Committee consists of Messrs. Kimball, Hamilton and Schenck. The Compensation Committee reviews and recommends to the Board of Directors the remuneration of the executive officers of the Company and administers the Company's 1991 Stock Incentive Plan and 1991 Non-Employee Directors' Stock Option Plan. See "Report of Compensation Committee" contained herein. During 1994, the Compensation Committee held three meetings.

    The Board of Directors held six meetings in 1994. Six of the eight Directors, Messrs. Wright, Shoup, Neuenschwander, Cushing, Hamilton and Lenser, attended all meetings of the Board and Committees of which they are members during the period they served on such. None of the Directors attended less than 75% of such meetings with the exception of Mosle who was elected Director in August 1994. Mr. Mosle attended 100% of such meetings after his election.


                               EXECUTIVE OFFICERS

    The following is a list of the names and ages of all the executive officers of the Company, indicating all positions and offices with the Company held by each such person and each such person's principal occupation or employment during the past five years. None of the persons listed has served or is serving as an officer as a result of any arrangement or understanding between him and any other person pursuant to which he was selected as an officer.


                                POSITIONS AND OFFICES HELD AND PRINCIPAL
 NAME                AGE    OCCUPATION OR EMPLOYMENT DURING PAST FIVE YEARS
 ----                ---    -----------------------------------------------
Andrew J. Shoup, Jr.  59     President and Director of the Company since July 1,
                             1991; Consultant to Pacific Enterprises Oil Company
                             (USA), an oil and gas exploration and production
                             company, September 1990-June 1991; President and
                             Chief Operating Officer of Pacific Enterprises Oil
                             Company (USA), January 1989-September 1990;
                             Chairman and Chief Executive Officer of Sabine
                             Corporation, an oil and gas exploration and
                             production company, June 1986-January 1989.

A. Wayne Ritter       54     Vice President, Acquisitions and Production of the
                             Company since August 16, 1993; Vice President in
                             Charge of Acquisitions of the Company, September
                             1991 - August 1993; Manager of Production - Fort
                             Worth Division of Snyder Oil Corporation, an oil
                             and gas exploration and production company,
                             September 1990 - September 1991; Manager of
                             Business Development, Marsh Operating Company, an
                             oil and gas exploration and production company,
                             prior thereto.


Lawrence J. Finn     50      Vice President Finance and Chief Financial Officer
                             of the Company since November 1, 1993; President of
                             CWF Energy, Inc., August 1990 - October 1993; Vice
                             President Finance and Chief Financial Officer of
                             Verado Energy, Inc., March 1988 - August 1990.

Allan J. Simus       60      President of The Wiser Oil Company Canada Ltd.
                             since August 1, 1994; President and General Manager
                             of LL&E Canada, Ltd., 1988 - July 1994;  President
                             of Del Norte Resources Ltd., 1987-1988; Executive
                             Vice President and Director of Onyx Petroleum
                             Exploration Company Ltd. 1983 - 1986; General
                             Manager of Sabine Canada Ltd., 1974 - 1982.


                            SECTION 16(A) COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Commission regulations to furnish the
Company with copies of all Section 16(a) forms they file.   In 1994, one
statement of changes in beneficial ownership relating to one transaction was
filed late by Lawrence J. Finn, an officer of the Company.   Allan J. Simus, an
officer of The Wiser Oil Company Canada Ltd., a subsidiary of the Company, filed an amended initial statement of beneficial ownership of securities relating to one transaction. In making this disclosure, the Company has relied solely on written representations of its Directors and executive officers and copies of the reports that they have filed with the Commission.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding compensation paid by the Company in 1992, 1993 and 1994 to its President and Chief Executive Officer and each other executive officer of the Company whose aggregate salary and bonus exceeded $100,000 in 1994.


                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION     LONG TERM COMPENSATION
                                                -------------------     ----------------------
                                                                                AWARDS
                                                                        ----------------------
NAME AND PRINCIPAL                                                       NUMBER OF SECURITIES        ALL OTHER
POSITION                           YEAR          SALARY ($)  BONUS ($)    UNDERLYING OPTIONS      COMPENSATION ($)
- ------------------                 ----         -----------  ---------   ----------------------   ----------------

  Andrew J. Shoup, Jr.              1994             255,000      0                70,000              8,100(1)
   President and Chief              1993             235,000    55,000               0                 7,500
   Executive Officer (2)            1992             200,000    20,000             10,000              4,053

  A. Wayne Ritter                   1994             145,000      0                30,000              4,638(1)
   Vice President,                  1993             125,000    28,000               0                 4,038
   Acquisitions and                 1992             100,000    10,000             15,000              1,101
   Production

 Lawrence J. Finn                   1994             125,000       0               30,000              3,461(1)
 Vice President Finance             1993              20,000(3)    0               10,000                 0
 and Chief Financial Officer

(1) Represents (a) matching contributions by the Company in 1994 to the accounts of Mr. Shoup $7,650, Mr. Ritter $4,350, and Mr. Finn $3,173 under the Company's Savings Plan and (b) the dollar value of life insurance premiums paid by the Company in 1994 for the benefit of Mr. Shoup $450, Mr. Ritter $288, and Mr. Finn $288.

(2) At December 31, 1994, Mr. Shoup held 2,500 shares of restricted stock with an aggregate value of $35,625, based on the market value of the underlying Common Stock on that date. Dividends are payable on such shares of restricted stock in amounts equivalent to dividends paid on the Company's Common Stock. A total of 5,000 shares of restricted stock were awarded to Mr. Shoup on July 1, 1991, of which 1,250 shares vested on June 30, 1993 and 1,250 shares vested on June 30, 1994, and the remaining 2,500 shares vest in increments of 1,250 shares on June 30, 1995, and June 30, 1996.

(3)  Mr. Finn joined the Company on November 1, 1993.

(4) Mr. Simus joined the Company on August 1, 1994 and, as of December 31, 1994, had not received in excess of $100,000 in compensation.


      The following table contains information concerning the grant of stock options during 1994 to the executive officers named in the above Summary Compensation Table (the "Named Executive Officers").

                    OPTIONS/SARS GRANTED IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS(1)
                         -------------------------------------------------------------

                         NUMBER OF     % OF TOTAL                            GRANT
                         SECURITIES    OPTIONS/SARS   EXERCISE                DATE
                         UNDERLYING    GRANTED TO     OR BASE               PRESENT
                         OPTIONS/SARS  EMPLOYEES IN   PRICE      EXPIRATION  VALUE ($)
 NAME                    GRANTED       FISCAL YEAR    ($/SH)        DATE       (2)
- ------                   ------------  ------------   --------   ----------  --------

 Andrew J. Shoup, Jr.          70,000          43.1%    18.125   02/14/2004  $439,600

 A. Wayne Ritter               30,000          18.5%    18.125   02/14/2004  $188,400

 Lawrence J. Finn              30,000          18.5%    15.000   11/15/2004  $172,200

 Allan J. Simus                10,000           6.2%    16.875   08/15/2004  $ 61,300

    (1) All options granted to Named Executive Officers were granted during fiscal year 1994 under the Stock Option Plan. All options become exercisable in cumulative annual increments of twenty-five percent commencing on the first anniversary of the grant, and are exercisable for a period of ten years from the date of grant. All options were granted with an exercise price equal to 100% of the market price for Common Stock on the date of grant of such option.

    (2) These amounts represent the value of the grants based upon the Black-Scholes option pricing model. The valuation assumes exercised at the end of a ten year option term and the following data:


           Option Recipient                          Shoup   Ritter    Finn   Simus
           Risk free interest rate                   5.87%    5.87%   7.98%   7.33%
           Dividend yield                             2.2%     2.2%    2.4%    2.4%
           Volatility (three year monthly close)    24.10%   24.10%  21.65%  21.78%


                         FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                                     OPTIONS AT FY-END            IN-THE-MONEY
                                                                      (NO. OF SHARES)       OPTIONS AT FY-END ($) (1)
NAME                            EXERCISABLE         UNEXERCISABLE       EXERCISABLE              UNEXERCISABLE
- ----                            -----------         -------------  -----------------------  -------------------------

 Andrew J. Shoup, Jr.             27,500               67,500                $  0                    $  0

 A. Wayne Ritter                   3,000                2,000                $750                    $500
                                  11,500               28,500                $  0                    $  0

 Lawrence J. Finn                  2,000               38,000                $  0                    $  0

(1) Computed based upon the difference between the market value of the Common Stock at December 31, 1994 and the exercise price.

PENSION BENEFITS

    Only employees working in the United States are covered by the following plan.

    Each of the persons specified in the compensation tables above is covered by the Company's Retirement Income Plan, a non-contributory defined benefit pension plan under which retirement benefits are provided to substantially all non-union employees of the Company. The Retirement Income Plan provides a monthly benefit upon retirement equal to 2 percent of the employee's monthly earnings (computed generally on the basis of the participant's average monthly earnings for the 60 highest paid consecutive months during the 120 consecutive months immediately preceding the employee's retirement date) for each year of credited service up to 25 years, plus 1 percent of the employee's average monthly earnings (as so computed) for each year of credited service in excess of 25 years. Offset against such amount is an amount equal to 0.5 percent of the lesser of the participant's final average earnings per month or 1/12th of covered compensation (as such terms are used in the calculation of social security benefits) multiplied by years of credited service to a maximum of 35 years. If it would result in a greater payment of monthly benefits than the above calculation, an employee who was a participant in the plan as of December 31, 1988 would receive his monthly retirement income as calculated under the terms of the plan as it existed on such date, using average monthly earnings and credited service as of such date. Pension benefits are calculated on the basis of basic monthly compensation, excluding bonuses and all other forms of special or extra compensation. The Retirement Income Plan provides for normal retirement at 62 years of age but allows for early retirement beginning at age 55, in which case the extent to which benefits are reduced is based on when the participant elects to receive benefits commencing on or after age 55 and prior to age 62. No reduction is made in the benefit if it commences on or after the attainment of age 62.

    The following table presents estimated 1995 annual retirement benefits payable under the Retirement Income Plan upon retirement at age 65 for the average annual compensation and for the years of credited service indicated and assumes no election of any available survivor option. The estimated benefits shown are in addition to Social Security benefits. The full years of credited service as December 31, 1994 for the persons named in the above Summary Compensation Table were as follows: Mr. Shoup, 3 years; Mr. Ritter, 3 years; and Mr. Finn, 1 year.


            ANNUAL RETIREMENT BENEFITS FOR YEARS OF CREDITED SERVICE

COMPENSATION    10 YEARS  15 YEARS  20 YEARS  25 YEARS   30 YEARS   35 YEARS   40 YEARS
- --------------  --------  --------  --------  ---------  ---------  ---------  ---------
- ----
   $100,000     $ 18,704  $ 28,056  $ 37,408  $  46,760  $  51,112  $  55,464  $  60,464
   125,000        23,704    35,556    47,408     59,260     64,862     70,464     76,714
   150,000        28,704    43,056    57,408     71,760     78,612     85,464     92,964
   175,000        33,204*   50,056*   66,908*    83,760*    92,112*   100,214*   108,964*
   200,000        37,704*   57,056*   76,408*    95,760*   105,612*   114,964*   120,000*
   225,000        42,204*   64,056*   85,908*   107,760*   119,112*   120,000*   120,000*
   250,000        44,155*   67,091*   90,027*   112,963*   120,000*   120,000*   120,000*
   275,000        44,155*   67,091*   90,027*   112,963*   120,000*   120,000*   120,000*

* Under Federal law, in 1995, $120,000 is the maximum annual retirement benefit which may be accrued and which the Company can presently fund. In addition, $150,000 is the maximum compensation that may be used in the determination of future benefit accruals in 1995. Such maximums may be adjusted annually in the future to reflect cost-of-living increases.

 Canadian employees do not participate in this plan, therefore, Mr. Simus is not included.

RETIREMENT RESTORATION PLAN

   The Wiser Oil Company Retirement Restoration Plan and the proposed The Wiser Oil Company Retirement Restoration Trust were approved by the Board of Directors at the November 15, 1994 meeting.

       The Retirement Restoration Plan ("Plan") is a nonqualified deferred compensation plan. The Plan participants will be the Chief Executive Officer and any other employee (i) who is a participant in the Company's qualified defined benefit pension plan, described above (the "Qualified Plan"), (ii) whose annual salary is at least $150,000, and (iii) who has been designated by the Chief Executive Officer to participate in the Plan.

   The Plan provides for the payment of benefits equal to the amount by which
(i) the value of the benefits that would have been payable to a participant under the Qualified Plan if such benefits were not limited by the maximum compensation and maximum benefit limitations imposed under the Qualified Plan in order to comply with the qualification requirements of the Internal Revenue Code, exceeds (ii) the value of the benefits actually payable under the Qualified Plan.

   Benefits normally are paid concurrently with the payment of benefits under the Qualified Plan. However, if a participant's employment terminates (other than by reason of death, retirement or disability) within two years following a Change of Control (as defined in the Plan), the value of such participant's Plan benefits will be distributed to such participant in a single lump sum within sixty days following such termination of employment.

   Plan benefits are payable from the general assets of the Company or from a so-called rabbi trust (the assets of which remain available to the general creditors of the Company in the event of the Company's insolvency) established by the Company. The rabbi trust is funded at the discretion of the Company and may be revoked by the Company prior to a Change of Control. Upon a Change of Control, the rabbi trust becomes irrevocable and the Company is required to contribute to the trust an amount sufficient to cover the Plan benefits that have accrued as of the date of the Change of Control. To date, the Company has elected not to form a trust.

DIRECTORS' COMPENSATION

   Directors who are not employees of the Company receive an annual fee of $6,000 and $500 for each Board or Committee meeting attended. Directors who are employees of the Company do not receive a retainer or fee for serving on the Board or Committees or for attending Board or Committee meetings.

   The 1991 Non-Employee Directors' Stock Option Plan (the "DSOP") was approved by the stockholders at the 1991 Annual Meeting and is intended to enhance the mutuality of interests between the Directors and stockholders of the Company and to assist the Company in attracting and retaining able Directors. Under the DSOP, on the first business day following each Annual Meeting of Stockholders, each Director who is not an employee of the Company or a subsidiary is granted a nonstatutory stock option to purchase 750 shares of Common Stock at an option price equal to the fair market value of the Common Stock on the date the option is granted. The options become exercisable six months from the date of grant and expire ten years from the date of grant. Options which have not yet become exercisable are forfeited if the grantee ceases to be a Director for reasons other than death. Subject to certain limitations, unexpired vested options generally may be exercised for two years following death of a Director, for 90 days following resignation or removal for cause and for one year following any other termination of service as a Director. The total number of shares which may be issued under the DSOP is limited to 30,000 shares of Common Stock. Pursuant to the terms of the DSOP, on May 18, 1994, an option to purchase 750 shares of Common Stock at an exercise price of $15.4375 per share was granted to each non-employee Director.

   John C. Wright retired as an executive officer of the Company on July 1, 1991. Under his deferred compensation contract with the Company, in addition to the Retirement Income Plan benefits described above, Mr. Wright is entitled to receive annually $17,000, payable quarterly for a ten-year period beginning on July 1, 1991. Pursuant to the contract, the Company is obligated to continue to make such payments in the event of the death or disability of Mr. Wright.

   Upon Mr. Wright's retirement the Company entered into a Retirement and Consulting Agreement with Mr. Wright. That agreement provides for the following retirement benefits to Mr. Wright: (i) an additional $5,000 per year in compensation payable under terms similar to those of the above-stated deferred compensation contract; (ii) an agreement that the Company will continue to provide health care coverage for Mr. Wright and his spouse by paying health care premiums until Mr. Wright's spouse attains age 65 and (iii) a grant of a nonstatutory stock option under the 1991 Stock Incentive Plan for 15,000 shares at an exercise price of $15.1875, which is equal to the fair market value of a share of the Company's Common Stock on July 1, 1991. The agreement also provided that Mr. Wright be employed as an independent consultant to the Company for a period of one year commencing on July 2, 1991. This consulting arrangement was extended for an additional one-year period beginning on July 2, 1992. As compensation for such services, Mr. Wright received an annual retainer of $75,000 payable in monthly installments. Mr. Wright is provided with office space, secretarial assistance and other facilities and service in Sistersville, West Virginia.

EMPLOYMENT AGREEMENTS

   On July 1, 1991, the Company entered into an employment agreement with Andrew
J. Shoup, Jr. The employment agreement which was amended effective June 1, 1994 provides that Mr. Shoup will act as President and Chief Executive Officer of the Company through the close of business July 1, 1997 unless extended by subsequent agreement for an annual salary of not less than $200,000 per year. In addition to such annual salary, which may be increased from time to time by the Board, Mr. Shoup is entitled to be paid "additional incentive compensation" equal to at least 20% of his base salary but not to exceed 30% of his base salary upon accomplishment of certain performance objectives by the Company, such objectives to be determined annually by the Board. Mr. Shoup was also awarded 5,000 restricted shares and granted options to purchase 95,000 shares of Common Stock under the Company's 1991 Stock Incentive Plan upon execution of the employment agreement. The agreement also provides that Mr. Shoup will be covered by such other employee benefit plans as are applicable to executive employees of the Company.

   A. Wayne Ritter entered into an employment agreement with the Company effective January 24, 1994. The employment agreement provides that he will act as Vice President, Acquisitions and Production for a of two-year period at an annual salary not less than his current salary level. The agreement also provides that Mr. Ritter will be covered by such employee benefit plans as are applicable to executive employees of the Company.

   Lawrence J. Finn entered into an employment agreement with the Company effective November 1, 1993. The employment agreement provides that he will act as Vice President Finance and Chief Financial Officer for a two-year period at an annual salary not less than his current salary level. The agreement also provides that Mr. Finn will be covered by such employee benefit plans as are applicable to executive employees of the Company.

   Allan J. Simus entered into an employment agreement with The Wiser Oil Company Canada Ltd. effective August 1, 1994. The employment agreement provides that he will act as President of The Wiser Oil Company Canada Ltd. for a one-year period at an annual salary not less than $135,000. Mr. Simus participates in the Registered Retirement Savings Plan ("RRSP") provided by The Wiser Oil Company Canada Ltd. This plan is comparable to The Wiser Oil Company's 401K Plan. No other retirement plan is provided for The Wiser Oil Company Canada Ltd.

   During the term of the employment agreements the employment of Messrs. Shoup, Ritter, Finn and Simus can only be terminated by the Company for illness, disability or death, or for cause. Upon any termination of an employment agreement, each officer is bound by the terms of his agreement with respect to the guarding of certain confidential information of the Company and its subsidiary and an agreement not to solicit employees of the Company and its subsidiary.

   The employment agreements with Messrs. Shoup, Ritter and Finn provide that if employment is terminated by the Company or the employee for any reason other than illness, disability or death within 12 months of a "Change in Control" of the Company, the employee will be paid an amount equal to one year's base salary at the time of his termination plus the value of one year's worth of benefits provided to him as an employee during the one year preceding his termination. A "Change in Control" generally means the occurrence of any of the following events: (i) an acquisition by any person of 25% of the voting power of the Company's Common Stock, (ii) a tender offer to buy securities of at least 50% of the voting stock or the purchase of any such shares pursuant to a tender offer,
(iii) an agreement or plan is entered into providing for the Company to be merged, consolidated or otherwise combined with another company wherein the former stockholders of the Company will own less than the majority of the voting power of the surviving corporation, (iv) a liquidation of all or substantially all the assets of the Company or (v) if at any time less than 60% of the members of the Board are individuals who either were Directors on the effective date of the employment agreement or individuals whose election or nomination for election was approved by a vote of at least two-thirds of the Directors still in office who were Directors on the effective date of such agreement or who were so approved. The employment agreement with Mr. Simus contains similar provisions relating to a Change in Control of the Company or The Wiser Oil Company Canada Ltd.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Compensation for the executive officers of the Company is administered by the Compensation Committee of the Board of Directors, which consists of three independent directors. The Committee oversees all compensation arrangements attributable to the executive officers.

   The following is the Compensation Committee's report on 1994 executive compensation practices for the executive officers of the Company.

EXECUTIVE COMPENSATION POLICIES

   The Company's executive compensation package consists of a base salary, annual incentive bonuses, and stock options.

   The Company is committed to providing competitive annual cash compensation to its management. Base salaries are positioned near the median of competitive practices to enhance retention and attraction of a skilled and talented management. Salaries have been established, with the assistance of an independent compensation consultant, using published survey comparisons and peer company data.

   Annual incentive bonuses as a percent of salary are positioned relative to competitive practices, providing target total cash compensation that approaches the median of competitive practices. Objectives for the bonus plan provide incentives focusing management on achievement of shorter-term goals that serve as milestones for the ultimate attainment of the Company's strategic goals, providing appropriate rewards for accomplishment of such goals, and reinforcing a pay-for-performance philosophy by linking a portion of management pay to well-defined annual performance objectives that are consistent with the Company's strategic plans and value creation imperatives.

   A long-term equity incentive reward is provided to management in the form of stock options or restricted stock. The value of the stock grants is linked to the achievement of sustained value creation. An important objective of the long-term equity incentive is to provide management with opportunities to acquire and retain Company stock. The Company encourages stock ownership to ensure that top management's interests are closely aligned with the interests of existing shareholders.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE UNDER COMPENSATION PLANS

   The Company's focus has turned toward a growth strategy concentrating on risk-managed exploration, strategic acquisitions of proved reserves, and aggressive utilization of its assets. The Company's executive pay strategy is designed to support this business direction through competitive base salaries, annual incentive bonuses, and stock option awards with comparable vesting requirements, thereby creating a substantial focus on value creation for shareholders.

   The Company's base salary objective is to move all management incumbents to their target midpoints over time. Target midpoints are positioned to approximate the median of competitive practices, as defined by relevant survey comparisons encompassing independent oil and gas companies similar in size to the Company. In November 1994, the Committee approved base salary increases for the executive officers that were implemented in January 1995. The Committee reviewed industry standards, increases in cost of living and the Company's goal to approximate the median of competitive practices with respect to base salaries. The Company's policy is to pay executive officers a base salary increased primarily as a matter of cost of living, with performance rewarded by incentive bonus and stock option or restricted stock awards after a review of all indices of performance and the Chief Executive Officer's evaluation of individual performance contributions during the year.

   Annual incentive bonuses for 1994 have not yet been awarded by the Committee to the executive officers. Bonuses, if awarded, will be based on both the overall performance results of the Company relative to expectations and on individual overall contributions to 1994 results. Operating cash flow and reserve replacement are primary performance measures providing the basis for determination of the size of incentive awards. Each year the Committee proposes threshold, target and distinguished performance goals for each measure. The process is designed to obtain achievement of performance goals based on both measures for awards to be earned. Performance measures and goals are re-evaluated annually, and in making an award, the Committee may reflect other relevant performance results as identified in the following paragraph.

   Due to the effects of uncontrollable factors in the oil and gas industry, such as oil and gas prices, an evaluation of Company performance based on only one or two measures may not provide a complete picture of overall Company performance. As a consequence, the Committee annually looks at other important indicators of performance, such as earnings, finding costs, lifting costs, administrative expenses, and returns to shareholders. Based on the results of these assessments and an evaluation by the Committee of individual executive performance, the Committee may adjust awards initially determined on the basis of cash flow and reserve replacement measures.

   Long-term incentives are an essential component of the Company's pay package for the top executives most accountable for the Company's strategic direction. At this time, stock options are the Company's primary long-term incentive reward vehicle. To reflect pay strategy objectives and competitive practices, the Committee has approved stock option grant ranges developed by an independent compensation consultant for use in determining option awards. The grant ranges assume that stock options will be awarded annually, with an option price equal to the market value on the date of grant, and with incremental vesting restrictions.

   In addition to external considerations such as competitive practices, the Committee considers a number of factors in determining stock option awards, including Company success in achieving annual and strategic goals, assessment of executive contributions to the Company, the level of the executive's commitment to owning Company stock, and the expected future role and contribution of the executive to the overall success of the Company.

1994 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

   On November 15, 1994, the Committee approved an increase in Mr. Shoup's salary from $255,000 to $265,000 per annum effective January 1, 1995. The Committee considered industry standards, increases in cost of living and the Company's goal to approximate the median of competitive practices with respect to base salaries. The Company's policy is to pay executive officers a base salary increased primarily as a matter of cost of living, with performance rewarded by incentive bonus and stock option or restricted stock awards after a review of all indices of performance, including the Company's substantial progress to date in becoming more active in exploration, acquisition and development activities, the Company's performance relative to expectations, and a desired pay target designed to reflect competitive practices.

   In addition, the Committee will shortly consider awarding Mr. Shoup an annual incentive bonus for 1994. In considering this potential award, the Committee will review specific operational factors such as operating cash flow and reserve replacement. The Committee will also consider other important performance considerations such as earnings, finding costs, lifting costs, administrative expenses and returns to shareholders, although no specific formula is used to determine the amount of the award.

IMPACT OF THE OMNIBUS BUDGET RECONCILIATION ACT OF 1993 (OBRA)

   The passage of OBRA has created a limitation for the deductibility of executive officer pay in excess of $1 million for any individual. The Committee does not foresee current compensation arrangements generating non-performance-based pay that exceeds this level, and as such, it has no immediate plans to modify the Company's compensation arrangements.

                     By the Compensation Committee:

                     A. W. Schenck, III, Chairman
                     Howard G. Hamilton
                     C. Frayer Kimball, III


   The following graph compares yearly percentage change in the cumulative total return on the Company's Common Stock during the five fiscal years ended December 31, 1994, with the cumulative total return of the S&P 500 Index, the NASDAQ Market Index and an index of peer companies selected by the Company. The S&P 500 Index has been selected to replace the NASDAQ Market Index in future proxy statements, as the Company's Common Stock was listed and began trading on the New York Stock Exchange on December 15, 1993.

                            STOCK PERFORMANCE GRAPH



                             [CHART APPEARS HERE]




                                  DECEMBER 31

COMPANY                   1989  1990    1991    1992    1993    1994

 The Wiser Oil Company     100  74.03   68.20   71.33   93.04   77.68
 Peer Group                100  74.27   68.10   61.72   62.88   58.29
 NASDAQ Market Index       100  81.12  104.14  105.16  126.14  132.44
 S&P 500 Index             100  96.88  126.42  136.08  149.80  151.78

    Companies in the peer group are as follows: American Exploration Company, Tom Brown, Inc., Equity Oil Company, Exploration Company of Louisiana, Inc., Forest Oil Corporation, Plains Petroleum Company, Plains Resources, Incorporated, Presidio Oil Company, and Swift Energy Company. The Stock Performance Graph and calculations were provided to the Company by Media General Financial Services. The graph and calculations assume $100 invested at the closing sale price on December 31, 1989, and reinvestment of dividends.

            APPROVAL OF AMENDMENT TO THE 1991 STOCK INCENTIVE PLAN

GENERAL

    The Board of Directors has approved and recommends a vote FOR an amendment (the "Amendment") to the Company's 1991 Stock Incentive Plan (the "Stock Incentive Plan") which would (i) increase, from 240,000 to 600,000, the aggregate number of shares of the Company's Common Stock reserved for issuance pursuant to options granted under the Plan or as restricted shares awarded under the Plan, and (ii) to extend the duration of the Plan by five years so that options may be granted and restricted shares may be awarded under the Plan until June 30, 2001. The affirmative vote of a majority of the shares present or represented and entitled to vote at the 1995 annual meeting is required to approve the Amendment. Abstentions and broker non-votes will have the same effect as votes against the Amendment.

    The Stock Incentive Plan was originally approved by stockholders at the annual meeting held on September 24, 1991 and permitted the issuance of options, or the award of restricted stock, covering up to 240,000 shares of Common Stock. As of March 1, 1995, options to purchase 232,500 shares of Common Stock and 5,000 shares of restricted stock had been granted under the Stock Option Plan and had not expired or been cancelled, including options previously exercised. Therefore, of the 240,000 shares initially authorized for issuance under the Plan, only 2,500 shares remained available for additional grants as of that date. Stockholder approval of the Amendment is necessary to allow the Compensation Committee's continued flexibility to use stock options as part of the Company's compensation program for its key employees.

    The purposes of the Stock Incentive Plan are to encourage eligible employees of the Company and its subsidiaries to increase their efforts to make the Company and each subsidiary more successful, to provide an additional inducement for such employees to remain with the Company or a subsidiary, to reward such employees by providing an opportunity to acquire shares of the Company's Common Stock on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company or one of its subsidiaries. The eligible employees are those employees of the Company or any subsidiary who share responsibility for the management, growth or protection of the business of the Company or any subsidiary. As of March 1, 1995, outstanding options and shares of restricted stock were held by 15 such employees.

DESCRIPTION OF THE STOCK INCENTIVE PLAN

    The Stock Incentive Plan provides for (i) the grant of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the grant of nonstatutory stock options and (iii) restricted share rewards. The Plan as originally adopted, provided that an aggregate of 240,000 shares of the Company's Common Stock may be issued or delivered upon exercise of the stock options or pursuant to the restricted share awards and that no stock options may be granted and no restricted shares may be awarded subsequent to June 30, 1996. Authorized but unissued or reacquired shares may be issued or delivered.

    In the event that any outstanding stock option is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the shares of Common Stock not purchased under the stock option are again available for purposes of the Stock Incentive Plan. If any shares of Common Stock are forfeited to the Company pursuant to the restrictions applicable to restricted shares awarded under the Stock Incentive Plan, the number of shares so forfeited are again available for purposes of the Stock Incentive Plan. The Stock Incentive Plan also contains antidilution provisions which provide in certain events for proportionate adjustments in the number of shares of Common Stock subject to, and the exercised prices of outstanding options and the number of shares of Common Stock which may be offered under the Stock Incentive Plan.

    ADMINISTRATION. The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors (see "Election of Directors-- Committee" above). None of the members of the Compensation Committee is eligible to participate in the Stock Incentive Plan and each member is a "disinterested person" within the meaning of Rule 16b-3 adopted under the Securities Exchange Act of 1934 (the 1934 Act").

    Subject to the provisions of the Stock Incentive Plan, the Compensation Committee has full and final authority, in its discretion, to grant the incentive stock options or nonstatutory stock options and to make the restricted share awards under the Stock Incentive Plan and to determine the employees to whom each grant or award is made and the number of shares covered thereby. In determining the eligibility of any employee, as well as in determining the number of shares covered by each grant or award, the Compensation Committee considers the position and responsibilities of the employee being considered, the nature and value to the Company or a subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a subsidiary and such other factors as the Compensation Committee may deem relevant.

    The Compensation Committee also has the power to interpret the Stock Incentive Plan and to prescribe such rules, regulations and procedures in connection with the operations of the Stock Incentive Plan as it deems necessary and advisable in its administration of the Stock Incentive Plan.

    TERMS OF STOCK OPTIONS. The option price for each stock option may not be less than 100% of the fair market value (as defined) of the Company's Common Stock on the date of grant of the stock option except that in the case of an incentive stock option granted to an employee who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary (a "Ten Percent Employee"), the option price may not be less than 110% of such fair market value. As of March 1, 1995, the fair market value of a share of Common Stock of the Company was $14.125.

    No stock option is exercisable during the first six months of its term except that this limitation does not apply if the optionee dies during the six-month period or upon the occurrence of one or more of the events described under "Additional Rights in Certain Events" below. No stock option may be exercised after the expiration of ten years from the date of grant (five years in the case of an incentive stock option granted to a Ten Percent Employee). An exercisable stock option may be exercised in whole or in part. Otherwise stock options may be exercised at such time, in such amounts and subject to such restrictions as are determined in its discretion by the Compensation Committee.

    The option price for each stock option is payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may, if authorized by the Compensation Committee at the time of grant in the case of an incentive stock option or at any time in the case of a nonstatutory stock option, pay the option price in whole or in part by delivering to the Company shares of Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash and no shares of Common Stock which have been held less than one year may be delivered in payment of the option price.

    The aggregate fair market value (determined as of the time the incentive stock options are granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a employee during any calendar year may not exceed $100,000. If the date on which any incentive stock options may first be exercised would be accelerated pursuant to any provision of the Stock Incentive Plan or any stock option agreement, or amendment thereto, and the acceleration of such exercise date would result in a violation of this $100,000 restriction, then, notwithstanding any such provision, but subject to the authorization provided for in the following sentence, the exercise date of such incentive stock options will be accelerated only to the extent, if any, that does not result in a violation of the $100,000 restriction, and in such event the exercise date of the incentive stock options with the lowest option price would be accelerated first. The Compensation Committee may, in its discretion, authorize the accelerating of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction and one or more incentive stock options would be converted in whole or in part to nonstatutory stock options.


    Options granted under the Stock Incentive Plan terminate upon termination of the optionee's employment, except that the vested portion of options may continue to be exercisable during a specified grace period following termination of employment in certain circumstances.

    No stock option granted under the Stock Incentive Plan is transferable other than by Will or by the laws of descent and distribution, and a stock option may be exercised during an optionee's lifetime only by the optionee.

    RESTRICTED SHARES. Restricted share awards are subject to such restrictions (including restrictions on the right of the awardee to sell, assign, transfer or encumber the shares awarded while such shares are subject to restrictions) as the Compensation Committee may impose thereon and are subject to forfeiture to the extent events (which may, in the discretion of the Compensation Committee, include termination of employment and/or performance-based events) specified by the Compensation Committee occur prior to the time the restrictions lapse.

    Each restricted share award must be confirmed by a restricted share agreement between the Company and the awardee, which sets forth the number of restricted shares awarded, the restrictions imposed thereon, the duration of such restrictions, the events the occurrence of which would cause a forfeiture of the restricted shares and such other terms and conditions as the Compensation Committee in its discretion deems appropriate. If restricted shares are awarded to an officer or director as defined for purposes of Rule 16b-3 under the 1934 Act or any success rule, the restricted share agreement will provide that the restricted shares subject to such agreement may not be sold, assigned, transferred or encumbered until six months have elapsed from the date of the restricted share award unless on or more events described under "Additional Rights in Certain Events" below occurs.

    Following a restricted share award and prior to the lapse of the applicable restrictions, share certificates representing the restricted shares are held by the Company in escrow. Upon the lapse of the applicable restrictions (and not before such time), the share certificates representing the restricted shares are delivered to the awardee. From the date a restricted share award is effective, however, the awardee is a shareholder with respect to all the shares represented by the share certificates for the restricted shares and has all the rights of a shareholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends and other distributions paid with respect to the restricted shares, subject only to the succeeding paragraph and the restrictions imposed by the Compensation Committee.

    If a dividend or other distribution is declared upon the Company's Common Stock payable in shares of the Common Stock, the shares of the Common Stock distributed with respect to any restricted shares held in escrow will also be held by the Company in escrow and be subject to the same restrictions as are applicable to the restricted shares. If the outstanding shares of the Company's Common Stock are changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another company, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation or otherwise, such stock or other securities into which any restricted shares held in escrow are changed or for which any restricted shares held in escrow may be exchanged will also be held by the Company in escrow and be subject to the same restrictions as are applicable to the restricted shares.

    ADDITIONAL RIGHTS IN CERTAIN EVENTS. The Stock Incentive Plan provides for acceleration of the exercisability and extension of the expiration date of stock options, and for lapse of the restrictions on restricted share awards. Upon the occurrence of one or more events described in Section 9 of the Stock Incentive Plan ("Section 9 Events"). Such an event is deemed to have occurred when (i) the Company acquires actual knowledge that any person (other than the Company, a subsidiary or any employee benefit plan sponsored by the Company) has acquired beneficial ownership, directly or indirectly, of securities representing 25% or more of the voting power of the Company, (ii) a tender offer is made to acquire securities representing 50% or more of the voting power of the Company or voting shares are first purchased pursuant to any other tender offer, (iii) at any time less than 60% of the members of the Board of Directors are persons who were either directors on the effective date of the Stock Incentive Plan or individual whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who were directors on the effective date of the Stock Incentive Plan or who were so approved, (iv) the stockholders of the Company approve any agreement or plan (a "Reorganization Agreement") providing for the Company to be merged, consolidated or otherwise combined with, or for all or substantially all its assets or stock to be acquired by, another corporation, as a consequence of which the former stockholders of the Company will thereafter own less than a majority of the voting power of the surviving or acquiring corporation or the parent thereof or
(v) the stockholders of the Company approve any liquidation of all or substantially all the assets of the Company or any distribution to security holders of assets of the Company having a value equal to 30% or more of the total value of all the assets of the Company.

    Unless the stock option agreement or an amendment thereto otherwise provides, but subject to the $100,000 restriction described above for incentive stock options, notwithstanding any other provision contained in the Stock Incentive Plan, upon the occurrence of any Section 9 Event (i) all outstanding stock options become immediately and fully exercisable whether or not otherwise exercisable by their terms and (ii) all stock options held by a grantee whose employment with the Company or a subsidiary terminates within one year of any retirement under any Section 9 Event for any reason other than voluntary termination with the consent of the Company or a subsidiary, retirement under any retirement plan of the Company or a subsidiary or death are exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option.

    Unless the restricted share agreement otherwise provides, notwithstanding any other provision contained in the Stock Incentive Plan, upon the occurrence of any Section 9 Event prior to the scheduled lapse of all restrictions applicable to restricted share awards under the Stock Incentive Plan, all such restrictions lapse regardless of the scheduled lapse of such restrictions.

    POSSIBLE ANTI-TAKEOVER EFFECT. The provisions of the Plan providing for the acceleration of the exercise date of outstanding stock options upon the occurrence of any Section 9 Event, the extension of the period during which outstanding stock options may be exercised upon termination of employment following a Section 9 Event and the lapse of restrictions applicable to restricted stock awards upon the occurrence of a Section 9 Event may be considered as having an anti-takeover effect.

GRANTS AND AWARDS TABLE

    All options set forth in the table are nonstatutory options granted in fiscal years 1991, 1992, 1993 and 1994 were granted with terms of ten years from the date of grant and exercise prices equal to the fair market value of the Common Stock to the option on the date of grant, except that the incentive stock options granted to Mr. Wright as a provision of a Retirement and Consulting Agreement were granted with a term of five years.

    Mr. Shoup was awarded 5,000 shares of restricted stock of which 2,500 have vested, the remaining 2,500 shares vest in increments of 1,250 shares on June 30, 1995 and June 30, 1996.

                             OPTIONS GRANTED UNDER
                         THE 1991 STOCK INCENTIVE PLAN

                                                   AVERAGE
                           GRANT    NUMBER OF     PER SHARE
NAME                       DATE      SHARES     EXERCISE PRICE
- ----                    ----------  ---------  --------------

Andrew J. Shoup, Jr.    07/01/1991     15,000       $15.19
                        07/01/1992     10,000        15.75
                        02/15/1994     70,000        18.13

John C. Wright          08/01/1991     15,000        15.19

A. Wayne Ritter         01/27/1992      5,000        14.00
                        11/17/1992     10,000        15.06
                        02/15/1994     30,000        18.13

Lawrence J. Finn        11/01/1993     10,000        18.88
                        11/15/1994     30,000        15.00

Allan J. Simus          08/16/1994     10,000        16.88

                                                  AVERAGE
                         GRANT      NUMBER OF      PER SHARE
   NAME                   DATE       SHARES      EXERCISE PRICE
   ----                  ------    -----------   --------------

All Current Executive    Year End
Officers as a Group        1991       30,000         15.19
                           1992       25,000         14.94
                           1993       10,000         18.88
                           1994      140,000         17.03

All Employees Who(1)     Year End
Are Not Executive          1992       15,000         15.00
Officers as a Group        1994       12,500         18.13


 (1) Not included are two grants of 5,000 shares each to employees, who are not executive officers, which are subject to shareholder approval of this amendment to the Stock Incentive Plan.


    MISCELLANEOUS. The Board of Directors may alter or amend the Stock Incentive Plan at any time except that, without approval of the stockholders of the Company, no alteration or amendment may (i) increase the total number of shares which may be issued or delivered under the Stock Incentive Plan, (ii) make any changes in the class of employees eligible to be granted incentive stock options under the Stock Incentive Plan or (iii) be made if stockholder approval of the amendment is at the time required for stock options or restricted shares under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of the NASDAQ National Market System or any stock exchange on which the Common Stock may then be listed. In addition, no alteration or amendment of the Stock Incentive Plan may, without the written consent of the holder of a stock option or restricted shares theretofore granted or awarded under the Stock Incentive Plan, adversely affect the rights of such holder with respect thereto.

    The Board of Directors may also terminate the Stock Incentive Plan at any time, but termination of the Stock Incentive Plan would not terminate any outstanding stock options granted under the Stock Incentive Plan or cause a revocation or forfeiture of any restricted share award under the Stock Incentive Plan.

    If an employee who has been granted stock options or awarded restricted shares under the Stock Incentive Plan engages in the operation or management of a business, whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment, which is in competition with the Company or any of its subsidiaries, the Compensation Committee may in its discretion immediately terminate all stock options held by such person (except when the exercise period of a stock option has been extended because one or more of the events described under "Additional Rights in Certain Events" above has occurred) and declare forfeited all restricted shares held by such person as to which the restrictions have not yet lapsed.

    The Stock Incentive Plan contains no provision prohibiting the grant of stock options by the Compensation Committee upon the condition that outstanding stock options granted at a higher option price be surrendered for cancellation. Certain outstanding stock options granted under the Stock Incentive Plan may from time to time have option prices in excess of the market price per share of the Company's Common Stock. It is possible, therefore, that the Compensation Committee may grant stock options under the Stock Incentive Plan exercisable at the fair market value of shares of Common Stock on the date of grant upon the condition that outstanding stock options with a higher option price granted under the Stock Incentive Plan be surrendered for cancellation.

U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of federal income tax consequences and the federal income tax consequences to employees may be either more or less favorable than those described below depending on their particular circumstances.

    INCENTIVE STOCK OPTIONS. No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for the shares. If the optionee holds the shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon the exercise equal to the difference between the amount realized on the sale and the exercise price. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

    The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the optionee for purposes of the alternative minimum tax.

    The Company is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may, subject to the deduction limitation described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

    If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are "statutory option stock", and, if so, whether such statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option, a qualified stock option, an option granted pursuant to an employee stock purchase plan or a restricted stock option, but not through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of such stock in payment of the exercise price of an incentive stock option. If the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an incentive stock option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive stock option covering such stock was exercised over the option price of such stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an incentive stock option with already owned shares will be statutory option stock or how the optionee's basis will be allocated among such shares.

    NONQUALIFIED STOCK OPTIONS. Except as described below in the case of an "insider" subject to Section 16(b) of the 1934 Act who exercises his or her option less than six months from the date of grant, upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of the shares. In the absence of an election under Section 83(b) of the Code, an "insider" subject to Section 16(b) of the 1934 Act who exercises a nonqualified stock option less than six months from the date the option was granted will recognize income on the date six months after the date of grant in an amount equal to the excess of the fair market value of the shares on the date over the option price of the shares. An optionee subject to Section 16(b) of the 1934 Act can avoid such deferral by making an election under Section 83(b) of the Code, no later than 30 days after the date of exercise. Executive officers, directors and 10% shareholders of the Company will generally be deemed to be "insiders" for purposes of Section 16(b) of the 1934 Act.

    Income recognized upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the Company must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

    The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of the shares will constitute capital gain to the optionee for federal income tax purposes.

    If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified stock option, the number of shares received pursuant to the option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income. If such already owned shares of Common Stock are not "statutory option stock" (which is defined in Section 424(c)(3)(B) of the Code to include any stock acquired through the exercise of an incentive stock option, a qualified stock option, an option granted pursuant to an employee stock purchase plan or a restricted stock option, but not through the exercise of a nonqualified stock option) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the option will not be statutory option stock and the optionee's basis in the number of shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon such exercise will be equal to the fair market value of such shares. However, if such already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether such exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock or how the optionee's basis will be allocated among the shares received.

    RESTRICTED SHARES. If the restrictions on an award of restricted shares under the Stock Incentive Plan are of a nature that such shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Code, the recipient of such award will not recognize income for federal income tax purposes at the time of the award unless such recipient affirmatively elects to include the fair market value of the shares of restricted shares on the date of the award in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of such an election, the recipient will be required to include in income for federal income tax purposes in the year in which occurs the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, the fair market value of the shares of restricted shares on such date. The Company will be entitled to a deduction at the time of income recognition to the recipient in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the deduction limitation described below.

    If the restrictions on an award of restricted shares under the Plan are not of a nature that such shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the recipient of such an award will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the restricted shares on the date of the award. If applicable withholding requirements are satisfied, the Company will be entitled to a deduction at such time in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the deduction limitation described below.

    LIMITATIONS ON THE COMPANY'S COMPENSATION DEDUCTION. Section 162(m) of the Code, which became effective in 1994, limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria. To date, only proposed, and not final, Treasury Regulations have been issued with respect to
Section 162(m) of the Code. Although the Company intends that grants and awards to employees under the Stock Incentive Plan will satisfy the requirements to be considered performance-based for purposes of Section 162(m) of the Code, there is no assurance that such grants and awards will satisfy such requirements and, accordingly, the Company may be limited by Section 162(m) of the Code in the amount of deductions it would otherwise be entitled to take (as described in the foregoing summary) with respect to grants of incentive stock options and nonqualified stock options and awards of restricted shares under the Stock Incentive Plan.

    OTHER TAX MATTERS. The exercise by an optionee of a stock option or the lapse of restrictions on restricted shares following the occurrence of a Section 9 Event, in certain circumstances, may result in (i) a 20% federal excise tax (in addition to federal income tax) to the optionee or the awardee on all or a portion of the Common Stock resulting from the exercise of the stock option or the lapse of restrictions on restricted shares and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

    The only stockholder known to the Company to own beneficially more than 5% of the Company's Common Stock outstanding as of March 1, 1995 was:


                                    Number of Shares
   Name and Address                Beneficially Owned          Percent of Class
   ----------------                ------------------          ----------------
 College Retirement Equities Fund       495,600(1)                   5.5%
 730 Third Avenue
 New York, New York  10017

(1) Based on a report on Schedule 13G dated February 10, 1995, filed by College Retirement Equities Fund with the Securities Exchange Commission.

    The following table sets forth as of March 1, 1995, unless otherwise indicated, the beneficial ownership of Common Stock of the Company by each Director of the Company, including the current nominees, each Named Executive Officer listed in the Summary Compensation Table included elsewhere in this Proxy Statement and all Directors and executive officers as a group.

    Under the proxy rules of the Securities and Exchange Commission, a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares and investment power includes the power to dispose or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

    The numbers of shares indicated as being beneficially owned by the persons and group listed in the following table are based on information furnished to the Company by the Directors and executive officers. Unless otherwise indicated in the footnotes below, each individual and the members of the group have sole voting and investment power with respect to the shares indicated as being owned by them.


                                               Common Stock
                                            Beneficially Owned
                                        ---------------------------
                                          Number of        Percent
Name                                       Shares          of Class
- ----                                    ------------       --------
DIRECTORS

John W. Cushing, III                      6,431 (1)(2)         *
P. D. Neuenschwander                     33,660 (1)(2)         *
Andrew J. Shoup, Jr.                     42,500 (3)(4)         *
John C. Wright                           53,426 (1)(2)(5)      *
Howard G. Hamilton                       75,358 (1)(2)         *
C. Frayer Kimball, III                   19,583 (1)(2)         *
A. W. Schenck, III                        4,540 (2)            *
Ronald A. Lenser                          3,100 (2)            *
Jon L. Mosle, Jr.                         6,700 (1)(7)         *

NAMED EXECUTIVE OFFICERS (EXCLUDING
 ANY DIRECTOR NAMED ABOVE)
 AND GROUP

A. Wayne Ritter                          16,500 (6)            *
Lawrence J. Finn                          2,500 (8)            *
Allan J. Simus                            2,500 (9)            *

All Directors and executive officers
 as a group (12 persons, including
 those named above)                     266,798 (1)(10)       2.98%

    __________________________

    *  Less than 1%

(1) Includes shares owned by spouses and children (Mr. Cushing, 665 shares; Mr. Neuenschwander, 600 shares; Mr. Wright, 8,594; Mr. Hamilton, 65,422 shares; Mr. Kimball, 455 shares; Mr. Mosle, 5,000 and all Directors and executive officers as a group, 80,736 shares), as to which, in each case, the Directors and executive officers disclaim beneficial ownership.

(2) Includes in each case 3,000 shares covered by presently exercisable stock options under the 1991 Non-Employee Directors' Stock Option Plan.

(3) Includes 2,500 restricted shares awarded under the Company's 1991 Stock Incentive Plan. Mr. Shoup has sole voting power and receives dividends with respect to these shares, but does not have dispositive power.

(4) Includes 27,500 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

(5) Includes 15,000 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

(6) Includes 14,500 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

(7) Elected Director in August 1994, has not received any option grants to date.

(8) Includes 2,000 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

(9)  Elected President of The Wiser Oil Company Canada Ltd. in August 1994.

(10) Includes 65,000 shares covered by presently exercisable stock options held by Directors and officers in the group.


                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Arthur Andersen & Co. as independent auditors to audit the books and accounts of the Company for the year 1995. Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting with an opportunity to make a statement and respond to appropriate questions addressed to them.

                            EXPENSES OF SOLICITATION

    The costs and expenses of preparing and mailing this proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, the officers and regular employees of the Company (who will receive no special compensation therefor) may solicit proxies by telephone, telegraph or personal interview. The Company will request brokerage houses and other nominees or fiduciaries to forward copies of its proxy material to beneficial owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.


                            STOCKHOLDERS' PROPOSALS

    In order for stockholder proposals to be included in the Company's Proxy Statement for the next Annual Meeting of Stockholders, tentatively scheduled to be held on May 14, 1996, they must be received at the principal executive offices of The Wiser Oil Company, 8115 Preston Road, Suite 400, Dallas, Texas 75225, no later than close of business on December 3, 1995.

                                 OTHER MATTERS

    The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any matter which anyone else proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy, or their duly constituted substitutes acting at the Annual Meeting, will be deemed to be authorized to vote or otherwise act thereon in accordance with their judgment.



                                    By Order of the Board of Directors

                                    /s/ Lawrence J. Finn
                                    ---------------------
                                    Lawrence J. Finn,
                                    Assistant Secretary


Dallas, Texas
March 31, 1995



 A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY UPON WRITTEN REQUEST DIRECTED TO JOYCE M. MOORE, THE WISER OIL COMPANY, 8115 PRESTON ROAD, SUITE 400, DALLAS, TEXAS 75225.

THE WISER OIL COMPANY

ANNUAL MEETING OF STOCKHOLDERS              THIS PROXY IS SOLICITED
TO BE HELD MAY 15, 1995                     ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of The Wiser Oil Company (the "Company") hereby constitutes and appoints Andrew J. Shoup, Jr., Lawrence J. Finn and Mark A. Kirk, and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held on Monday, May 15, 1995, at 4:00 p.m., at the Park City Club, 5956 Sherry Lane, 17th Floor, Dallas, Texas, and any adjournment thereof, and if then personally present to vote thereat all the shares of common stock of the Company held of record by the undersigned on March 29, 1995 as follows, and in the discretion of the proxies on all other matters properly coming before the meeting or any adjournment thereof.

     In the election of Directors for a term of three years expiring in 1998:

(1)  (   )  FOR all nominees listed    (   )  WITHHOLD AUTHORITY to
            below (except as marked           vote for all nominees listed below
            to the contrary below)

            Ronald A. Lenser, Jon L. Mosle, Jr.,  A. W. Schenck, III

     INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S)
                    WRITE THE NAME(S) OF SUCH NOMINEE(S) ON THE LINE PROVIDED
                    BELOW:

_______________________________________________________________________________


(2)  (   )  FOR        (   )    AGAINST       (   )  ABSTAIN

     To approve an amendment to the 1991 Stock Incentive Plan to increase the number of shares of the Company's common stock, par value $3.00 per share, that may be offered pursuant to the Stock Incentive Plan from 240,000 to 600,000 shares and to extend the duration of the Plan.

     To transact such other business as may properly come before the meeting.


Please complete, date and sign this Proxy Card on the reverse side and return it promptly in the enclosed business reply envelope.


          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, OR, IF NO DIRECTION IS GIVEN, FOR THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS AND FOR THE OTHER PROPOSAL SET FORTH HEREON. A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE INCLUDES DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE IF ANY OF THE NOMINEES LISTED BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. THE PROXIES WILL VOTE IN THEIR SOLE DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

          The undersigned hereby revokes all previous proxies for such Annual Meeting, hereby acknowledges receipt of the Notice of such Annual Meeting and the Proxy Statement furnished therewith, and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

                    Date _____________________________________________, 1995

                    _______________________________________________________

                    ______________________________________________________

                    Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give your full title as such. For joint accounts, each joint owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.